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                                                                   EXHIBIT 10.1



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                              INVESTMENT AGREEMENT


                          Dated as of November 14, 2002

                                     between


                                 CRIIMI MAE INC.


                                       and

                  BRASCAN REAL ESTATE FINANCIAL INVESTMENTS LLC


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                                TABLE OF CONTENTS

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
                                              ARTICLE I
                          PURCHASE AND SALE OF STOCK AND SUBORDINATED DEBT

          Section 1.1       Purchase and Sale of Stock.........................................2
          Section 1.2       Purchase and Sale of 15% Subordinated Debt.........................2
          Section 1.3       The Closing........................................................2
          Section 1.4       Investor Deliveries at the Closing.................................2
          Section 1.5       Company Deliveries at the Closing..................................3
          Section 1.6       Additional Subordinated Debt.......................................5
          Section 1.7       Possible Escrow Closing............................................5

                                             ARTICLE II
                            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Section 2.1       Organization, Qualification, Corporate Power and Authority.........6
          Section 2.2       Capitalization.....................................................7
          Section 2.3       Noncontravention...................................................8
          Section 2.4       Business Entities..................................................9
          Section 2.5       Financial Statements...............................................9
          Section 2.6       Absence of Certain Changes........................................10
          Section 2.7       Undisclosed Liabilities.  ........................................10
          Section 2.8       Tax Matters.......................................................10
          Section 2.9       Tangible Assets.  ................................................13
          Section 2.10      Owned Real Property...............................................13
          Section 2.11      Intellectual Property.............................................13
          Section 2.12      Real Property Leases..............................................14
          Section 2.13      Contracts.........................................................14
          Section 2.14      Licenses and Authorizations.......................................15
          Section 2.15      Litigation........................................................16
          Section 2.16      Employees.  ......................................................16
          Section 2.17      Employee Benefits.................................................16
          Section 2.18      Environmental Matters.............................................17
          Section 2.19      Legal Compliance..................................................18
          Section 2.20      Investments.......................................................19
          Section 2.21      Certain Information...............................................19
          Section 2.22      Company SEC Reports...............................................19
          Section 2.23      Transactions with Affiliates......................................20
          Section 2.24      The Subordinated Debt.............................................20
          Section 2.25      Retirement of Debt................................................20
          Section 2.26      Internal Controls.................................................20
          Section 2.27      Insurance.........................................................20
          Section 2.28      Securities Law Compliance.........................................21
          Section 2.29      State Takeover Statutes...........................................21
          Section 2.30      Brokers...........................................................21

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
          Section 2.31      Repo Financing Representations....................................21

                                             ARTICLE III
                           REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

          Section 3.1       Organization, Standing and Power..................................22
          Section 3.2       Authority.........................................................22
          Section 3.3       Consents and Approvals; No Violation..............................22
          Section 3.4       Investment Intent.................................................22
          Section 3.5       Availability of Funds.............................................23
          Section 3.6       Organizational Structure..........................................23
          Section 3.7       Brokers...........................................................23

                                             ARTICLE IV
                                             CONDITIONS

          Section 4.1       Conditions to the Company's Obligations...........................23
          Section 4.2       Conditions to the Investor's Obligations..........................24
          Section 4.3       Conditions to Additional Sale.....................................26

                                              ARTICLE V
                                      COVENANTS OF THE COMPANY

          Section 5.1       Board Composition.................................................27
          Section 5.2       Maintenance Fee...................................................28
          Section 5.3       Conduct of Business...............................................29
          Section 5.4       Non-Solicitation..................................................31

                                             ARTICLE VI
                                           INDEMNIFICATION

          Section 6.1       Indemnification...................................................32
          Section 6.2       Damages Threshold; Cap............................................33
          Section 6.3       Indemnification Procedures........................................33
          Section 6.4       Third-Party Claims................................................33
          Section 6.5       Tax Treatment of Indemnity Payments...............................34

                                             ARTICLE VII
                                         FURTHER AGREEMENTS

          Section 7.1       Public Announcements..............................................34
          Section 7.2       Fees and Expenses.................................................34
          Section 7.3       Reasonable Efforts................................................35
          Section 7.4       Investor Access...................................................36
          Section 7.5       Updates to Company Letter.........................................36
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
                                            ARTICLE VIII
                                               GENERAL

          Section 8.1       Termination.......................................................36
          Section 8.2       Notice............................................................37
          Section 8.3       Complete Agreement; No Third-Party Beneficiaries..................38
          Section 8.4       GOVERNING LAW.....................................................38
          Section 8.5       No Assignment.....................................................38
          Section 8.6       Headings..........................................................39
          Section 8.7       Counterparts......................................................39
          Section 8.8       Interpretation....................................................39
          Section 8.9       Remedies; Waiver..................................................39
          Section 8.10      Severability......................................................39
          Section 8.11      Amendment; Waiver.................................................39



Exhibit A                   Terms to be Included in the Repo Financing
Exhibit B                   Terms to be Included in the Note Agreement
Exhibit C                   Form of Registration Rights Agreement
Exhibit D                   Form of Non-Competition Agreement
Exhibit E                   Form of Opinion of Venable, Baetjer, Howard &
                              Civiletti, LLP
Exhibit F                   Form of Opinion of the Company's General Counsel

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                              INVESTMENT AGREEMENT

          INVESTMENT AGREEMENT dated as of November 14, 2002 (this "AGREEMENT"), between CRIIMI MAE INC., a Maryland corporation (the "COMPANY"), and BRASCAN REAL ESTATE FINANCIAL INVESTMENTS LLC, a Delaware limited liability company (the "INVESTOR").

                                   WITNESSETH:

          WHEREAS the Company wishes to issue and sell to the Investor, and the Investor wishes to purchase from the Company, the Purchased Stock (as defined in Section 1.1) and 15% Secured Subordinated Notes Due 2005 (the "15% SUBORDINATED DEBT") of the Company (the "INVESTMENT") upon the terms set forth herein and in the Ancillary Agreements (as defined below);

          WHEREAS the Investor wishes to grant the Company the option to issue and sell to the Investor 20% Secured Subordinated Notes Due 2005 (the "ADDITIONAL SUBORDINATED DEBT"; together with the 15% Subordinated Debt, the "SUBORDINATED DEBT") of the Company upon the terms and subject to the conditions set forth herein and in the Ancillary Agreements;

          WHEREAS, concurrently with the Investment, the Company wishes to effect a repurchase financing (the "REPO Financing") with Bear Stearns & Co. Inc. ("BEAR STEARNS") on the terms set forth in Exhibit A;

          WHEREAS, concurrently with the Investment, the Company wishes to make certain changes to the management of the Company, including by appointing Mr. Barry Blattman as Chairman of the Board of Directors and Chief Executive Officer of the Company and making certain changes to the composition and membership of its board of directors (the "COMPANY BOARD") and the committees thereof;

          WHEREAS, at the Closing (as defined in Section 1.3), the Investor and the Company will enter into a Subordinated Secured Note Agreement dated as of the date of the Closing containing the terms set forth in Exhibit B (the "NOTE AGREEMENT"), a Registration Rights Agreement dated as of the date of the Closing in the form of Exhibit C (the "REGISTRATION RIGHTS AGREEMENT") and a Non-Competition Agreement dated as of the date of the Closing in the form of Exhibit D (the "NON-COMPETITION AGREEMENT"; together with the Note Agreement and the Registration Rights Agreement, the "ANCILLARY AGREEMENTS"); and

          WHEREAS the Company Board has unanimously approved and the Managing Member has approved the transactions contemplated hereby and by the Ancillary Agreements, having determined that such transactions are in the furtherance of and consistent with their respective long-term business strategies and are in the interest of their respective shareholders or members, as the case may be.

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          NOW, THEREFORE, in consideration of the premises and the
representations, warranties, covenants and agreements herein set forth, the parties agree as follows:

                                    ARTICLE I
                PURCHASE AND SALE OF STOCK AND SUBORDINATED DEBT

     Section 1.1 PURCHASE AND SALE OF STOCK. At the Closing, the Company shall issue and sell, and the Investor shall purchase, on the terms set forth herein, that number of shares of common stock, par value $0.01, of the Company (the "COMMON STOCK"), that would result in the Investor owning, after giving effect to such purchase, 10.0% of the total then outstanding shares of Common Stock (the "PURCHASED STOCK"), free and clear of any Liens (as defined in Section 2.2(b)). At the Closing, the Investor shall pay the Company, as consideration for the Purchased Stock, cash in an amount equal to the product of (i) the number of shares of Purchased Stock and (ii) the lesser of (A) $8.22 and (B) the average of the respective last sale prices per share of Common Stock on the New York Stock Exchange, Inc (the "NYSE") on the ten most recent trading days prior to the date of the Closing (the "STOCK PURCHASE PRICE").

     Section 1.2 PURCHASE AND SALE OF 15% SUBORDINATED DEBT. At the Closing, the Company shall issue and sell, and the Investor shall purchase, on the terms set forth herein, $30,000,000 of aggregate principal amount of the Company's 15% Subordinated Debt, free and clear of any Liens. The 15% Subordinated Debt shall be issued pursuant to, and governed by, the Note Agreement. At the Closing, the Investor shall pay the Company, as consideration for the Subordinated Debt, $30,000,000.

     Section 1.3 THE CLOSING. The closing of the Investment (the "CLOSING") and all actions contemplated by this Agreement and the Ancillary Agreements to occur at the Closing shall take place in the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Ave., New York, New York, at 9:30 a.m. local time, on a date to be specified by the parties, which shall be no later than the second Business Day (as hereinafter defined) following the day on which the last of the conditions set forth in Article IV (other than those conditions required to be fulfilled on the date of the Closing) shall have been fulfilled or waived, or at such other time and place as the Company and the Investor may agree. At the Closing, the Investor and the Company shall make certain deliveries, as specified in Sections 1.4 and 1.5, respectively, and all such deliveries, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously on the occurrence of the last delivery and none of such deliveries shall be effective until the last of the same has occurred. A "BUSINESS DAY" means any day on which commercial banks located in New York, New York and Toronto, Ontario are generally open for the purpose of conducting commercial banking business.

     Section 1.4 INVESTOR DELIVERIES AT THE CLOSING. At the Closing, the Investor shall deliver to the Company, subject to Section 1.7:

          (a) an amount in same-day funds equal to the sum of (A) the Stock Purchase Price and (B) $30,000,000, less (C) the sum of (x) an origination fee for the Subordinated Debt equal to $200,000 and (y) an amount equal to the reimbursable Expenses (as defined in Section 7.2(a)), by wire transfer to a bank account designated in writing by the Company at least two Business Days prior to the Closing;
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          (b)       a certificate executed on behalf of the Investor by its
Managing Member to the effect that the Investor's representations and warranties in Article III are true and correct as of the date of the Closing;

          (c)       one or more invoices itemizing the reimbursable Expenses;
and

          (d) the Note Agreement, Registration Rights Agreement and Non-Competition Agreement duly executed by the Investor.

     Section 1.5 COMPANY DELIVERIES AT THE CLOSING. At the Closing, the Company shall deliver to the Investor:

          (a) a certificate (or up to five certificates, in denominations as specified by the Investor) representing the Purchased Stock, registered in the name of the Investor;

          (b) a note (or notes, in denominations as specified by the Investor) in the form specified in the Note Agreement representing the 15% Subordinated Debt;

          (c) subject to Section 1.7, written evidence, satisfactory to the Investor, that the Company will use the net proceeds of the Repo Financing and the Investment, immediately following the Closing, to fully redeem and retire all outstanding Series A Senior Secured Notes and Series B Senior Secured Notes of the Company (collectively, the "EXISTING COMPANY NOTES") and to repurchase, pursuant to the Master Repurchase Agreement (including all annexes thereto) between the Company and ORIX Capital Markets, LLC ("ORIX"; the successor in interest to Merrill Lynch Mortgage Capital, Inc. and German American Capital Corporation)(the "EXISTING REPURCHASE AGREEMENT"), all the Purchased Securities (as such term is defined in the Existing Repurchase Agreement);

          (d) written evidence, satisfactory to the Investor, of (i) the irrevocable resignation of Mr. H. William Willoughby from the Company Board, his positions as President and Secretary of the Company and all positions that he holds as an officer or director of the Company or any Subsidiary (as defined in Section 2.1) of the Company, (ii) the irrevocable resignation of William B. Dockser from his position as Chairman of the Company Board, all positions that he holds as an officer or director of any Subsidiary of the Company and his position as trustee of the CRIIMI MAE Management Retirement Plan and (iii) the termination of Messrs. Willoughby's and Dockser's respective employment agreements with the Company, each effective as of the date of the Closing;

          (e) written evidence, satisfactory to the Investor, that the Company has caused the Company Board to have nine members, three of whom are Mr. Barry Blattman and two individuals that are mutually acceptable to the Investor and the Company, and the compensation committee of the Company Board to have three members consisting of individuals that are mutually acceptable to the Investor and the Company;

          (f) written evidence, satisfactory to the Investor, that the Purchased Stock has been approved for listing on the NYSE, subject to notice of issuance;

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          (g)       written evidence, satisfactory to the Investor, that
Mr. Barry Blattman has been appointed as the Company's Chief Executive Officer and Chairman of the Board upon terms to be negotiated by the compensation committee of the Company Board and Mr. Blattman after the Closing;

          (h) a certificate executed on behalf of the Company by a senior executive of the Company to the effect that each of the Company's representations and warranties in Article II that is qualified as to materiality shall be true and correct as of the date of the Closing (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects as of the date of the Closing (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date);

          (i) an opinion, dated the date of the Closing, of Venable, Baetjer, Howard & Civiletti, LLP substantially to the effect set forth in Exhibit E;

          (j) an opinion, dated the date of the Closing, of the Company's General Counsel substantially to the effect set forth in Exhibit F;

          (k) a tax opinion, dated the date of the Closing, of Ernst & Young LLP or such other legal or accounting firm that is reasonably acceptable to the Investor, substantially to the effect that:

                    (i) the Company, CBO REIT, Inc. and CCR1, Inc., as of the Closing, are each qualified as a real estate investment trust ("REIT") within the meaning of Section 856(a) of the Code; provided, however, that the opinion set forth in this section 1.5(k)(i) may be subject to qualifications if notice to such effect setting forth such qualifications is delivered to the Investor at least two Business Days prior to the Due Diligence Termination Date (as defined in Section 4.2(l);

                    (ii) the transactions contemplated by this Agreement will not result in an ownership change with respect to the Company within the meaning of Section 382(g) of the Code;

                    (iii) each Subsidiary of the Company, as of the Closing, is treated as a qualified REIT subsidiary ("QRS") within the meaning of Section 856(i) of the Code or a taxable REIT subsidiary within the meaning of Section 856(l) of the Code as set forth in SCHEDULE 2.8 attached to the Company Letter (as defined in Article II);

                    (iv) the Company is not, as of the Closing, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code; and

                    (v) interest paid on the Subordinate Debt issued as of the Closing will be treated as portfolio interest within the meaning of Sections 871(h)(2) and 881(c)(2) of the Code, subject to the exceptions for interest paid to certain holders set forth in Sections 871(h)(3) and 881(c)(3) of the Code;

          (l) the Note Agreement, Registration Rights Agreement and Non-Competition Agreement duly executed by the Company; and

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          (m)       a note in the form specified in the Note Agreement
registered in the name of the Investor representing Additional Subordinated Debt, free and clear of any Liens (the "ADDITIONAL SUBORDINATED DEBT NOTE").

     Section 1.6 ADDITIONAL SUBORDINATED DEBT. Upon the terms and subject to the conditions of this Agreement and on or prior to the first anniversary of the Closing, the Company may, at its option exercised by written notice (an "OPTION NOTICE") to the Investor from time to time, issue and sell, and if such option is exercised the Investor shall (or shall cause an Affiliate (as hereinafter defined) of the Investor (an "AFFILIATE PURCHASER") to) purchase, Additional Subordinated Debt in an aggregate principal amount that is an integral multiple of $1 million and not less than $3 million (an "OPTION PRINCIPAL AMOUNT"), as specified in the Option Notice (such issuance, sale and purchase, an "ADDITIONAL SALE"); PROVIDED, HOWEVER, that the aggregate of all Option Principal Amounts shall not exceed $10,000,000. The closing of any Additional Sale (an "ADDITIONAL CLOSING"), and all actions contemplated by this Agreement and the Ancillary Agreements to occur at any Additional Closing, shall take place in the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Ave., New York, New York, at 9:30 a.m., local time, on a date specified in the Option Notice (which date shall be no earlier than five Business Days after the delivery of such Option Notice to the Investor and which date may be the same as the date of the Closing), or such other time and place as the Investor, the Company and any Affiliate Purchaser shall agree. At each Additional Closing, subject to the conditions set forth in
Article IV, (i) the Investor (or, as applicable, an Affiliate Purchaser) shall deliver to the Company, by wire transfer to a bank account designated in writing by the Company at least two Business Days prior to such Additional Closing, same-day funds in an amount equal to the applicable Option Principal Amount and
(ii) the Investor (or, as applicable, an Affiliate Purchaser) shall make appropriate notations on the schedule to the Additional Subordinated Debt Note as provided in the Note Agreement indicating the date and the applicable Option Principal Amount. An "AFFILIATE" of a specified person means a person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the person specified, within the meaning of Rule 12b-2 under the Exchange Act (as defined in Section 2.3).

     Section 1.7    POSSIBLE ESCROW CLOSING.

          (a) The Company shall request from ORIX, any other holder of the Existing Company Notes and the trustee thereunder a waiver of all notice provisions (the "NOTICE PROVISIONS") contained in the Existing Repurchase Agreement or the Existing Company Notes in connection with the redemption, retirement and repurchase contemplated in Section 1.5(c) (the "ORIX REDEMPTION"), in order to permit the ORIX Redemption to occur at the Closing as contemplated by such Section. If such waiver has not been received by the close of business on the Business Day next preceding the date of the Closing, then
Section 1.5(c) shall be void and of no effect, the Closing shall be in escrow (an "ESCROW CLOSING") and in lieu thereof Section 1.7(b) shall be applicable.

          (b) If the Closing is an Escrow Closing, then at the Closing the Company shall (i) provide evidence satisfactory to the Investor that the Company has given notice to ORIX, any other holder of the Existing Company Notes and the trustee thereunder of the ORIX Redemption in accordance with the Notice Provisions (the "ORIX NOTICE") and (ii) the net proceeds of the Repo Financing and Investment shall be deposited into an escrow account (the "ESCROW")

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established at an escrow agent that is mutually acceptable to the Investor, the
Company and the provider of the Repo Financing (the "ESCROW AGENT"). The Escrow Agent shall be a United States commercial bank having capital and surplus of at least $1 billion. The Escrow shall be established and the Escrow Agent appointed pursuant to an escrow agreement (the "ESCROW AGREEMENT") among the Investor, the Company, the provider of the Repo Financing and the Escrow Agent and shall have terms mutually acceptable to each of them. The Escrow Agreement shall provide that the funds in the Escrow Account shall be used to effect the ORIX Redemption in accordance with the ORIX Notice, with any remainder being paid out to the Company concurrently therewith. The release of the escrowed funds shall not be subject to any condition and the funds therein shall not be payable to any party by the Escrow Agent except as provided in the preceding sentence. The Company shall pay all fees and expenses of the Escrow Agent.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Investor, except in each case as specifically set forth in (i) the letter dated the date hereof and delivered on the date hereof from the Company to the Investor, which letter relates to this Agreement and is designated therein as the Company Letter (as such letter may be supplemented or amended pursuant to Section 7.5, the "COMPANY LETTER"; references to Schedules in this Article II shall be to schedules attached to the Company Letter) or (ii) other than with respect to the representations and warranties contained in Sections 2.2, 2.7, 2.8, 2.12(b), 2.13(b) or 2.23, the Company SEC Reports (as defined in Section 2.22), excluding any exhibits thereto or any items incorporated by reference therein, as follows:

     Section 2.1    ORGANIZATION, QUALIFICATION, CORPORATE POWER AND AUTHORITY.

          (a) Each of the Company and its Subsidiaries (as defined hereinafter) is a corporation, limited partnership or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, other than where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect (as defined hereinafter) on the Company (each such jurisdiction being set forth in SCHEDULE 2.1(a)). Each of the Company and its Subsidiaries has all requisite corporate or partnership power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each of the Company and its Subsidiaries has furnished to the Investor a copy of its charter, by-laws or other similar organizational documents, each as amended and as in effect on the date of this Agreement. Each of the Company and its Subsidiaries has at all times complied with, and is not in default under or in violation of, any provision of its charter, by-laws or other organizational documents. A "MATERIAL ADVERSE EFFECT" on or with respect to the Company means a material adverse effect on (i) the businesses, assets (including licenses, franchises and other intangible assets) or financial condition or operating income of the Company and its Subsidiaries, taken as a whole, except where such effect results from changes in prevailing interest rates or interest rate spreads or changes in the prevailing economic or market conditions having a similar effect on the industry generally or (ii) the ability of the Company to consummate the transactions

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contemplated hereby or by the Ancillary Agreements. "SUBSIDIARY" means any corporation, partnership, limited liability company, joint venture, association, partnership or other entity of which the Company (either alone or through or together with any other Subsidiary) (x) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture, partnership, association or other legal entity, (y) is a general partner, trustee or other entity performing similar functions or (z) has control (as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT")).

          (b) (1) the Company has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements, (2) this Agreement has been and at the Closing the Ancillary Agreements will be (i) duly and validly executed and delivered by the Company and (ii) duly and validly authorized by all necessary corporate action on the part of the Company, (3) this Agreement constitutes and at the Closing the Ancillary Agreements will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and (4) the Company Board has declared the Investment advisable and in the best interests of its shareholders and not in violation of Articles XI or XI.A of the Articles of Amendment and Restatement of the Company, as amended (the "COMPANY ARTICLES").

     Section 2.2    CAPITALIZATION.

          (a) At the date hereof, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 75,000,000 shares of preferred stock, par value $0.01 per share (the "PREFERRED STOCK"; and together with the Common Stock, the "CAPITAL STOCK"), of which 3,000,000 shares have been designated "Series B Cumulative Convertible Preferred Stock" (the "SERIES B PREFERRED STOCk"), 1,610,000 shares have been designated "Series F Redeemable Cumulative Dividend Preferred Stock" (the "SERIES F PREFERRED STOCK"), 3,760,000 shares have been designated "Series G Redeemable Cumulative Dividend Preferred Stock" (the "SERIES G PREFERRED STOCK") and 45,000 shares have been designated "Series H Junior Preferred Stock" (the "SERIES H PREFERRED STOCK"). As of the date of this Agreement, 13,945,068 shares of Common Stock, 1,593,982 shares of Series B Preferred Stock, 586,354 shares of Series F Preferred Stock, 1,244,656 shares of Series G Preferred Stock and no shares of Series H Preferred Stock were issued and outstanding and stock options to acquire 1,016,973 shares of Common Stock are issued and outstanding under the stock incentive plans of the Company. All of the issued and outstanding shares of Capital Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above and as set forth in SCHEDULE 2.2, there are no shares of capital stock of the Company issued or outstanding, no options, warrants or rights to acquire, or other securities convertible into, capital stock of the Company, and no agreements or commitments obligating the Company to issue, sell or acquire any shares of its capital stock.

          (b) Except as disclosed in SCHEDULE 2.2(b), all the outstanding shares of capital stock of each of the Company's Subsidiaries are beneficially owned by the Company, directly or indirectly, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state or foreign securities laws), claims, Liens (as defined hereinafter),

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options, warrants, rights, contracts or commitments and all such shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. "LIENS" means security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges, easements, servitudes, encumbrances and other restrictions of any nature whatsoever.

          (c) Except as disclosed in SCHEDULE 2.2(c), there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of the capital stock of the Company or any of its Subsidiaries or, to the Knowledge of the Company (as hereinafter defined), any other such trusts, proxies, agreements or understandings affecting the Company or any of its Subsidiaries. None of the Company and its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock or debt securities of the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement or any of the Ancillary Agreements. "KNOWLEDGE OF THE COMPANY" means the knowledge, after reasonable investigation, of any officer of the Company at the group vice president level or higher.

          (d) On the date of the Closing, after giving effect to the issuance of the Purchased Stock, the authorized capital stock of each of the Company and its Subsidiaries will be as set forth in SCHEDULE 2.2.

     Section 2.3 NONCONTRAVENTION. Except for the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and any applicable state and foreign securities laws, none of execution and delivery of this Agreement or any Ancillary Agreement by the Company or consummation of the transactions contemplated hereby or thereby will
(a) conflict with or violate any provision of the charter, by-laws or similar organizational documents of the Company or any of its Subsidiaries; (b) require on the part of the Company or any of its Subsidiaries any filing with, or any permit, authorization, consent or approval of, any domestic (federal or state), foreign or supranational court, administrative agency or commission or other governmental or regulatory body, agency, authority or tribunal (a "GOVERNMENTAL ENTITY") to operate the business of the Company and its Subsidiaries following the Closing, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not individually or in the aggregate have a Material Adverse Effect on the Company; (c) violate, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Lien or other arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective assets is subject or any judgment, order (whether temporary, preliminary or permanent), writ, injunction, decree, statute, rule, regulation, notice, law or ordinance (collectively, "LAW") applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than such conflicts, violations, breaches, defaults, accelerations, terminations, modifications, cancellations, notices, consents or waivers as would not individually or in the aggregate have a Material Adverse Effect on the Company; or (d) result in the imposition of any Lien upon any material assets of the Company or any of its

Subsidiaries, which Lien would materially detract from the value or materially interfere with the use of such assets.

     Section 2.4    BUSINESS ENTITIES.

          (a) SCHEDULE 2.4(a) sets forth a true and complete list of each corporation, partnership, limited liability company or other form of business association (a "BUSINESS ENTITY") in which the Company or any of its Subsidiaries, directly or indirectly, owns any equity interest or any security convertible into or exchangeable for an equity interest which constitutes a "Significant Subsidiary" within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act (each a "COMPANY BUSINESS ENTITY").

          (b) The Company Business Entities listed in SCHEDULE 2.4(b) are the only corporations, partnerships, limited liability companies or other business associations which have conducted any operations, trade or businesses of the Company or any of its Subsidiaries since January 1, 2001 or which own any Company Authorizations (as defined in Section 2.14) or which own any assets necessary for the conduct of the businesses of the Company or any of its Subsidiaries as currently conducted.

          (c) Except as disclosed in SCHEDULE 2.4(c), the Company and its Subsidiaries own all the outstanding equity interests in each Company Business Entity.

          (d) None of the Company and its Subsidiaries is in default under or in violation of any provision of its organizational documents. All the issued and outstanding equity interests of each Company Business Entity are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All equity interests of each Company Business Entity that are held of record or owned beneficially by the Company or a Subsidiary of the Company is held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state or foreign securities law and partnership constituent documents), claims, Liens, options, warrants, rights, contracts or commitments.

     Section 2.5 FINANCIAL STATEMENTS. The Company has previously provided or has made available to the Investor (i) the audited balance sheets and statements of operations and changes in stockholders' equity and cash flows of the Company as of December 31, 2000 and 2001 and for the years ended December 31, 2000 and 2001 (the "AUDITED COMPANY FINANCIAL STATEMENTS"), (ii) the unaudited balance sheet (the "COMPANY BALANCE SHEET") and statements of operations and changes in stockholders' equity and cash flows of the Company as of September 30, 2002 and for the three-month and nine-month periods ended September 30, 2002 (the "COMPANY BALANCE SHEET DATE"). These financial statements (collectively, the "COMPANY FINANCIAL STATEMENTS") (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") with respect thereto;
(ii) except as set forth therein, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto and, in the case of interim financial statements, for normal recurring year-end audit adjustments consistent with past practice that are not in the aggregate material or as permitted by Form 10-Q under the Exchange Act) ("GAAP"); (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein; and (iv) are consistent with the books and records of the Company.

     Section 2.6 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Company SEC Reports (as defined in Section 2.22), since June 30, 2002, (a) there has not been any Material Adverse Effect on the Company, nor has there occurred any event or development that would reasonably be expected to have a Material Adverse Effect on the Company, and (b) none of the Company and its Subsidiaries has taken any action that would be prohibited by Section 5.3 if taken from and after the date of this Agreement.

     Section 2.7 UNDISCLOSED LIABILITIES. None of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due), except for the following: (a) liabilities arising after January 1, 2001 separately shown or expressly reserved for separately on the Company Balance Sheet, (b) liabilities that have arisen since the Company Balance Sheet Date in the Ordinary Course of Business (as defined hereinafter) of the Company and that are similar in nature and amount to the liabilities that arose during the comparable period of time in the immediately preceding fiscal period, and (c) liabilities incurred in the Ordinary Course of Business of the Company that are not required by GAAP to be reflected on the Company Financial Statements and that are not in the aggregate material and (d) liabilities assumed pursuant to this Agreement. "ORDINARY COURSE OF BUSINESS" means in the ordinary course of business consistent with past practice.

     Section 2.8    TAX MATTERS.

          (a) Except as otherwise set forth in SCHEDULE 2.8, (i) the Company and each of its Subsidiaries have timely filed all material income Tax Returns (as defined hereinafter) required to have been filed and no extensions of the time for filing are currently applicable, and such Tax Returns are true, correct and complete in all material respects, (ii) all material Taxes (as defined hereinafter),whether or not shown on any Tax Return, required to have been paid by the Company and each of its Subsidiaries have been timely paid,
(iii) the Company and each of its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, (iv) neither the Company nor any of its Subsidiaries has waived in writing any statute of limitations in respect of its Taxes and no deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, (v) all federal income Tax Returns referred to in clause (i) for all years through 1998 have been examined by and settled with the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (vi) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending, (vii) all deficiencies asserted or assessments made as a result of any examination of any Tax Returns referred to in clause (i) by any taxing authority have been paid in full, (viii) the most recent financial statements contained in the SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, (ix) there are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries,
(x) there
are no existing claims by any taxing authority in any jurisdiction in which the Company or any of its Subsidiaries does not currently file a Tax Return whereby the taxing authority asserts the obligation of the Company or any of its Subsidiaries to comply with any tax filing obligation in that jurisdiction, (xi) neither the Company nor any of its Subsidiaries has received from any taxing authority any (A) notice indicating an intent to open an audit or review, (B) a request for information related to Taxes, or (C) a notice of deficiency or proposed adjustment related to Taxes and (xii) the Company has provided or made available to the Investor complete copies of all of the Company's and all its Subsidiaries' Tax Returns for the taxable years 1999, 2000 and 2001. "TAX RETURN" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax. "TAXES" means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity.

          (b) None of the Company and its Subsidiaries has been a member of any group of corporations filing a consolidated return for United States federal income tax purposes, . and neither the Company nor any of its Subsidiaries has any liability for Taxes of any person (other than the Company and its Subsidiaries) under Treasury regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

          (c) The Company has never been and is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "CODE") during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (d) Neither the Company nor its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Investment.

          (e) No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will, as a direct or indirect result of the transactions contemplated by this Agreement, be (or under Section 280G of the Code and the regulations promulgated from time to time under the Code ("TREASURY REGULATIONS") be presumed to be) an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future or any amount that will not be deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign law).

          (f) Except as have been paid by the Company prior to the date hereof and except for payroll taxes in connection with the termination of employment of Messrs. Willoughby and Dockser, no material Taxes (including transfer taxes and filing fees) will become payable by the Company or the Investor as a consequence of the consummation of the Investment, any Additional Sale or the other transactions contemplated hereby or by the Ancillary Agreements, other than Taxes payable by the Investor with respect to dividends received on the Purchased Stock and interest received on the Subordinated Debt.

          (g) The Company, CBO REIT, Inc. and CCRI, Inc. are each a REIT as defined in Section 856 (a) of the Code and each has qualified as a REIT for federal income tax and Maryland state income tax purposes since its formation. The consummation of the Investment and the other transactions contemplated by this Agreement and the Ancillary Agreements will not cause either the Company, CBO REIT, Inc. or CCR1, Inc. to cease to qualify as a REIT for federal income tax or Maryland state income tax purposes. The Company Board has received the evidence referred to in Article XI(L) of the Company Articles satisfactory to it that the Investment will not result in the Company being "closely held" within
Section 856(h) of the Code and has exempted the Investor pursuant to such
Article XI(L) from the ownership restrictions set forth in Article XI of the Company Articles. Each Subsidiary of the Company, other than CBO REIT, Inc. and CCR1, Inc. is either a QRS under Section 856(i) of the Code or a taxable REIT subsidiary ("TRS") under Section 856(l) of the Code in accordance with SCHEDULE 2.8(g) and the consummation of the Investment and the other transactions contemplated by this Agreement and the Ancillary Agreements will not cause any of the Company's Subsidiaries to cease to qualify or change its status as a QRS or as a TRS, as applicable.

          (h) None of the Company, CBO REIT, Inc. and CCR1, Inc. has engaged in any prohibited transactions within the meaning of Section 857(b)(6)(B)(iii) of the Code.

          (i) As of September 30, 2002, the Company's net operating losses and other loss carryforwards available for federal income tax purposes were equal to not less than $340 million (collectively, "NOLS"), provided that the Company's election under Section 475(f) of the Code is effective for federal income tax purposes. The consummation of the Investment and the other transactions contemplated by this Agreement will not cause an ownership change within the meaning of Section 382(g) of the Code or otherwise cause a reduction in or any other restriction on the NOLs or their availability for use for federal income tax purposes. At the Closing, the Company Board will have received the tax opinion referred to in Article XI.A(B)(2) of the Company Articles and has permitted the Investment pursuant to such article.

          (j)       The Company is not a pension-held REIT within the meaning of
Section 856(h)(3)(D) of the Code.

          (k) Neither the Company nor any of its Subsidiaries is a party or is bound by any tax sharing agreement or tax indemnity agreement with any other party.

          (l) SCHEDULE 2.8(l) attached to this Agreement is a complete and accurate statement of the adjusted basis of all the regular interests held by the Company as of September 30, 2002 in "real mortgage investment conduits", as defined in Section 860(D)(a) of the Code;

          (m) Except as set forth in SCHEDULE 2.8(m), neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after Closing as a result of any (A) change in method of accounting for a taxable period ending on or prior to Closing, (B) "closing agreement" as described in
Section 7121 of the Code (or any similar provision of state, local, or foreign law) executed on or prior to Closing, (C) installment sale or open transaction disposition made on or prior to Closing or (D) prepaid amount received on or prior to Closing.

     Section 2.9 TANGIBLE ASSETS. The Company and its Subsidiaries own or lease all tangible assets, if any, necessary for the conduct of their respective businesses as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair and is suitable for the purposes for which it is presently used, other than where the failures or defects would not, individually or in the aggregate have a Material Adverse Effect on the Company.

     Section 2.10 OWNED REAL PROPERTY. With respect to all real property that is currently owned by the Company or any of its Subsidiaries, the owner identified in SCHEDULE 2.10 has good record and marketable title to such property, free and clear of any Lien, easement, covenant or other restriction, except for Liens, easements, covenants and other restrictions which do not materially impair the use, occupancy or value of such parcel as presently used in the businesses of the Company and its Subsidiaries.

     Section 2.11   INTELLECTUAL PROPERTY.

          (a) The Company and its Subsidiaries own, license or otherwise have the legally enforceable right to use all patents, trademarks, trade names, service marks, copyrights, any applications for patents, trademarks, trade names, service marks and copyrights, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material, if any, material to the operation of their respective businesses as presently conducted (collectively, "COMPANY INTELLECTUAL PROPERTY"). No other Person has any rights to any of the Company Intellectual Property, and no other Person is infringing, violating or misappropriating any of the Company Intellectual Property used in the businesses of the Company and its Subsidiaries, other than such infringements, violations or misappropriations as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. "PERSON" means an individual, a partnership, a company, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          (b) The business, operations and activities of each of the Company and its Subsidiaries as presently conducted or as conducted at any time within the two years prior to the date of this Agreement have not materially infringed or violated, or constituted a material misappropriation of, and do not now materially infringe or violate, or constitute a material misappropriation of, any intellectual property rights of any other Person, other than such infringements, violations or misappropriations as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Since January 1, 2001, none of the Company and its Subsidiaries has received any written or, to the Knowledge of the Company, verbal complaint, claim or notice alleging any such infringement, violation or misappropriation.

          (c) SCHEDULE 2.11(c) sets forth each item of Company Intellectual Property (other than commercially available software generally available to the public at a license fee of less than $10,000) used by the Company or any of its Subsidiaries in the operation of its business that is not owned by the Company or any of its Subsidiaries. The Company has delivered or otherwise made available to the Investor true and complete copies of all licenses, sublicenses or other agreements (each as amended to date) pursuant to which the Company or any of its Subsidiaries uses such Company Intellectual Property, all of which are set forth in Section 2.11(c).

     Section 2.12   REAL PROPERTY LEASES.

          (a) SCHEDULE 2.12 lists all material real property leased or subleased to the Company or its Subsidiaries, indicating, in each case, the term of the lease and any extension and expansion options and the rent payable under such lease. The Company has made available to the Investor true and complete copies of all such leases and subleases (each as amended to date) ("MATERIAL LEASES").

          (b)       With respect to each Material Lease:

(1) the lease or sublease is legal, valid, binding, enforceable and in full force and effect, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity;

(2) none of the Company and its Subsidiaries, nor, to the Knowledge of the Company, any other party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any such other party, or permit termination, modification or acceleration thereunder;

(4) to the Knowledge of the Company, there are no material disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

(5) none of the Company and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

(6) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

(7) other than in the Ordinary Course of Business of the Company, no construction, alteration or other leasehold improvement work with respect to the lease or sublease remains to be paid for or performed by the Company or any of its Subsidiaries.

     Section 2.13   CONTRACTS.

          (a) SCHEDULE 2.13 sets forth a list of all contracts, agreements, arrangements or understandings (written or oral) ("CONTRACTS") to which the Company or any of its Subsidiaries is a party or by which it or any of them is bound that are material to the business, assets, financial condition or operating income of the Company and its Subsidiaries taken as a whole (collectively, the "COMPANY CONTRACTS").

          (b) The Company has delivered or otherwise made available to the Investor a true and complete copy of each Company Contract (each as amended to date). With respect to each Company Contract, none of the Company and its Subsidiaries nor, to the Knowledge of the Company, any other party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any such other party, or permit termination, modification or acceleration under that Company Contract. Without limiting the foregoing, CRIIMI MAE Services Limited Partnership ("CMSLP") has performed all master servicing, special servicing and related functions with respect to the Company Contracts and in all respects satisfied its obligations with respect thereto, in each case in accordance with the Company Contracts without any breach or default thereunder on the part of CMSLP, and CMSLP shall retain such servicing, special servicing and related functions with respect to such Company Contracts following the Closing without any right of termination on the part of any third party. All such servicing, special servicing and related functions are performed solely by CMSLP and no other Subsidiary of the Company nor the Company has any obligation or potential liability with respect thereto.

     Section 2.14   LICENSES AND AUTHORIZATIONS.

          (a) The Company and its Subsidiaries hold all material licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations filed with, granted or issued by, or entered by any Governmental Entity, including, without limitation, any state or local regulatory authorities asserting jurisdiction over the Company or any of its Subsidiaries or their respective businesses or assets (each a "STATE AUTHORITY"), that are required for the conduct of their businesses as currently being conducted (each as amended to date) (collectively, the "COMPANY AUTHORIZATIONS"), other than such licenses, permits, certificates, franchises, ordinances, registrations or other rights, applications and authorizations the absence of which would not individually or in the aggregate materially impair the ability of the Company to consummate the transactions contemplated hereby or by the Ancillary Agreements or of the Company and its Subsidiaries to own and operate their respective properties, assets and businesses.

          (b) The Company Authorizations are in full force and effect and have not been pledged or otherwise encumbered, assigned, suspended, modified in any material adverse respect, canceled or revoked, and each of the Company and its Subsidiaries has operated in compliance with all terms thereof or any renewals thereof applicable to it, other than where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect on the Company or materially impair the ability of the Company or its Subsidiaries to own and operate their respective properties, assets and businesses. No event has occurred with respect to any of the Company Authorizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Company Authorizations. To the Knowledge of the Company, there is not pending any application, petition, objection or other pleading with any State Authority or any similar body having jurisdiction or authority over the operations of the Company or its Subsidiaries which questions the validity of or contests any Company Authorization or which could reasonably be expected, if accepted or granted, to result in the revocation, cancellation, suspension or any materially adverse modification of any Company Authorization.

     Section 2.15   LITIGATION. Other than as disclosed in SCHEDULE 2.15,
(a) there is no action, suit, proceeding or investigation to which the Company or any of its Subsidiaries is a party (either as a plaintiff or defendant) pending or, to the Knowledge of the Company, threatened before any Governmental Entity, and, to the Knowledge of the Company, there is no basis for any such action, suit, proceeding or investigation; (b) none of the Company and its Subsidiaries nor any of their respective officers, directors or employees has been permanently or temporarily enjoined by any order, judgment or decree of any Governmental Entity from engaging in or continuing to conduct the business of the Company or its Subsidiaries; and (c) no order, judgment or decree of any Governmental Entity has been issued in any proceeding to which the Company or any of its Subsidiaries is or was a party or, to the Knowledge of the Company, in any other proceeding, that enjoins or requires the Company or any of its Subsidiaries to take action of any kind with respect to its businesses, assets or properties. None of the actions, suits, proceedings and investigations listed in SCHEDULE 2.15, individually or collectively, would have a Material Adverse Effect on the Company.

     Section 2.16 EMPLOYEES. There are no collective bargaining agreements to which the Company or any of its Subsidiaries is a party. None of the Company and its Subsidiaries has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes and no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to its employees. To the Knowledge of the Company, there is no reasonable basis to believe that the Company or any of its Subsidiaries will be subject to any labor strike or other organized work force disturbance following the Closing.

     Section 2.17   EMPLOYEE BENEFITS.

          (a) SCHEDULE 2.17 contains a true and complete list of all "pension plans" and "welfare plans" as defined in Section 3(2) and 3(1), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in each case applied without regard to the exceptions from coverage contained in Sections 4(b)(4) or 4(b)(5) thereof, maintained, or contributed to, by the Company or any of its Subsidiaries or any ERISA Affiliate (as hereinafter defined) of the Company or its Subsidiaries ("COMPANY EMPLOYEE BENEFIT PLANS"). True and complete copies of (i) all Company Employee Benefit Plans that have been reduced to writing; (ii) written summaries of all unwritten Company Employee Benefit Plans; (iii) all trust agreements, insurance contracts and summary plan descriptions related to the Company Employee Benefit Plans; (iv) the annual report filed on IRS Form 5500, 5500C or 5500R, if applicable, for the most recent plan year for each Company Employee Benefit Plan; and (v) the most recent qualification letter issued by the Internal Revenue Service with respect to each Company Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code, have been made available to the Investor. Each Company Employee Benefit Plan has been administered in accordance with its terms in all material respects, and each of the Company and its Subsidiaries and their respective ERISA Affiliates has in all material respects met its obligations (if any) with respect to each Company Employee Benefit Plan and has made all required contributions (if any) thereto. The Company and its Subsidiaries and all Company Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions (if any) of ERISA, the Code and other applicable federal, state and foreign laws and the regulations thereunder. "ERISA AFFILIATE" means any member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code);
(ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); or (iii) an affiliated service group (as defined under
Section 414(m) of the Code or the regulations under Section 414(o) of the Code).

          (b) None of the Company, its Subsidiaries and their respective ERISA Affiliates has ever maintained a Company Employee Benefit Plan subject to
Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA, or Title IV of ERISA. At no time has the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their respective ERISA Affiliates been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

     Section 2.18   ENVIRONMENTAL MATTERS.

          (a) Each of the Company and its Subsidiaries is in compliance with all Environmental Laws (as defined hereinafter) other than where the failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect on the Company. There is no pending or, to the Knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or written notice of investigation or inquiry or written information request by any Governmental Entity, relating to any Environmental Law involving the Company or any of its Subsidiaries or their respective assets and properties. "ENVIRONMENTAL LAW" means any foreign, federal, state or local law, statute, permits, orders, rule or regulation or the common or decisional law relating to the environment or occupational health and safety, including, without limitation, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste.

          (b) There have been no releases of any Materials of Environmental Concern (as hereinafter defined) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries may be liable under any Environmental Law of the jurisdiction in which such property or facility is located, other than such releases as would not individually or in the aggregate have a Material Adverse Effect on the Company. With respect to any such releases of Materials of Environmental Concern, the Company or a Subsidiary of the Company has given all required notices (if any) to Governmental Entities (copies of which have been provided to the Investor). There have been no releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company and its Subsidiaries that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company or its Subsidiaries, other than such impacts as would not individually or in the aggregate have a Material Adverse Effect on the Company. "MATERIALS OF ENVIRONMENTAL CONCERN" means any material regulated under any Environmental Law, including chemicals, pollutants or contaminants, hazardous substances (as the term "hazardous substance" is defined under the United States Comprehensive Environmental Compensation, Liability and Response Act of 1980 or any Environmental Law), solid wastes and hazardous wastes (as the terms "solid waste" and "hazardous waste" are defined under the United States Resources Conservation and Recovery Act or any Environmental Law), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law, but not including normal office and cleaning products.

          (c) Set forth in SCHEDULE 2.18 is a list, as of September 30, 2002, of all environmental reports, investigations and audits that to the Knowledge of the Company (whether conducted by or on behalf of the Company or any Subsidiary of the Company or any third party, and whether done at the initiative of the Company or any Subsidiary or directed by a Governmental Entity or other Person) were issued during the past five years relating to premises formerly or currently owned, operated or controlled by the Company or any Subsidiary of the Company. True and complete copies of any such report, or the results of any such investigation or audit, which to the Knowledge of the Company are in the possession of the Company (or can be obtained by the Company through reasonable efforts), have been delivered or otherwise made available to the Investor.

          (d) To the Knowledge of the Company, the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company or its Subsidiaries are not subject to any material environmental liability.

          (e) The Company and its Subsidiaries hold all Environmental Authorizations (as hereinafter defined) that are legally required for the conduct of their businesses as currently conducted, other than where the failure to hold such Environmental Authorizations would not individually or in the aggregate have a Material Adverse Effect on the Company, and such Environmental Authorizations (if any) are listed in SCHEDULE 2.18. Each of the Company and its Subsidiaries is and has been in compliance with all such Environmental Authorizations, other than such noncompliance as would not individually or in the aggregate have a Material Adverse Effect on the Company. "ENVIRONMENTAL AUTHORIZATIONS" means any license, permit, certificate or other authorization from a Governmental Entity under any applicable Environmental Law.

     Section 2.19 LEGAL COMPLIANCE. Each of the Company and its Subsidiaries and the conduct and operation of their respective business is and has been in compliance with each Law of any Governmental Entity that (a) affects or relates to this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby or (b) is applicable to the

Company or its Subsidiaries or their respective businesses, other than where the failure to be or to have been in compliance would not individually or in the aggregate have a Material Adverse Effect on the Company or materially impair the ability of the Company and its Subsidiaries to own and operate their respective properties, assets and businesses in the Ordinary Course of Business.

     Section 2.20 INVESTMENTS. SCHEDULE 2.20 sets forth a materially accurate and complete list of investments, including, without limitation, any securities, derivative instruments, repurchase agreements, options, forwards, futures or hybrid securities ("COMPANY INVESTMENTS") owned by the Company, on a consolidated basis, as of September 30, 2002, together with the cost basis, book or amortized value, as the case may be, and investment rating as of September 30, 2002 of each such Company Investment. Except as set forth in SCHEDULE 2.20, the Company, on a consolidated basis, has good and marketable title to their respective Company Investments.

     Section 2.21 CERTAIN INFORMATION. None of the information supplied by the Company or its Subsidiaries for inclusion or incorporation by reference in any document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated hereby or by the Ancillary Agreements will, at the respective times filed with the SEC or any other Governmental Entity and, in addition, in the case of any registration statement, at the time it becomes effective under the Securities Act, contain any untrue statement of the Company of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing shall not extend to exhibits thereto or documents incorporated by reference therein, except to the extent a statement or omission in such exhibit or document would cause to be untrue a statement of a material fact in the body of such document or would cause to be omitted from the body of such document a material fact required to be stated therein or necessary to make the statements made in the body of such document not misleading.

     Section 2.22 COMPANY SEC REPORTS. The Company has filed with the SEC and made available to the Investor true and complete copies of each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) filed or required to be filed by the Company with the SEC since January 1, 2001 (collectively with the quarterly report on Form 10-Q for the three months ended September 30, 2002 to filed on the date hereof, the "COMPANY SEC REPORTS"). As of the respective dates the Company SEC Reports were filed with the SEC or amended, each of the Company SEC Reports (a) complied as to form in all material respects with all applicable requirements of the Securities Act and Exchange Act, and the rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that clause (b) shall not extend to exhibits thereto or documents incorporated by reference therein, except to the extent a statement or omission in such exhibit or document would cause to be untrue a statement of a material fact in the body of such Company SEC Report or would cause to be omitted from the body of such Company SEC Report a material fact required to be stated therein or necessary to make the statements made in the body of such Company SEC Report not misleading.

     Section 2.23   TRANSACTIONS WITH AFFILIATES. Except as set forth in
SCHEDULE 2.23 or as disclosed in any of the Company SEC Reports, neither the Company nor any of its Subsidiaries has entered into any material transaction, contract or arrangement with any Affiliate (other than the Company or any of its Subsidiaries) or any officer, director or employee of the Company or a Subsidiary or other Affiliate of the Company or any of their respective relatives (each, a "RELATED PARTY") in respect of which either the Company or any of its Subsidiaries has or may in the future have continuing obligations. None of the Company and its Subsidiaries has any liability in respect of any Contract pursuant to which any assets or business has been acquired from any Related Person. Except as specifically set forth in SCHEDULE 2.23, each material transaction, contract and arrangement with a Related Party is terminable, without penalty or other termination fee or charge, by the Company or a Subsidiary party thereto on no more than 30 days'notice.

     Section 2.24 THE SUBORDINATED DEBT. Upon issuance of the Subordinated Debt to the Investor or any Additional Subordinated Debt to the Investor or an Affiliate Purchaser, such Subordinated Debt or Additional Subordinated Debt will
(i) have been duly authorized, executed and delivered by the Company, (ii) be validly issued obligations of the Company, enforceable against the Company in accordance with their respective terms, and (iii) be free and clear of all Liens.

     Section 2.25 RETIREMENT OF DEBT. The redemption and retirement of all outstanding Existing Company Notes and the repurchase, pursuant to the Existing Repurchase Agreement, of all the Purchased Securities (as defined in the Existing Repurchase Agreement) require, as of November 15, 2002 (at 7 a.m. Eastern Standard Time), an expenditure by the Company of no more than $381.6 million in the aggregate (including in connection with the payment of accrued interest). Upon such redemption and retirement, the Company shall have no further liabilities pursuant to the Existing Company Notes (except for trustee fees and other miscellaneous fees related to such redemption in an amount not in excess of $50,000 in the aggregate), and upon such repurchase, the Company shall have no further liabilities pursuant to the Existing Repurchase Agreement and shall own the Purchased Securities free and clear of any Liens (other than as are created by the Repo Financing and the Subordinated Debt).

     Section 2.26 INTERNAL CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has "disclosure controls and procedures" (as such term is defined in Rule 13a-14 under the Exchange Act) that are designed to ensure that material information is made known to the Chief Executive Officer and the Chief Financial Officer of the Company in connection with the preparation of periodic reports required to be filed pursuant to the Exchange Act.

     Section 2.27 INSURANCE. A true and accurate list of the insurance policies currently maintained with respect to the Company and its Subsidiaries is set forth in SCHEDULE 2.27. To the Knowledge of the Company, such policies are in amounts and provide coverage that is reasonable and customary for persons in similar businesses or for similar property and are sufficient for compliance with all material agreements to which the Company or any of its Subsidiaries is a party. All such policies are in full force and effect, and none of the Company and its Subsidiaries is in default, whether as to the payment of premium or otherwise, under any such policy, and no cancellation or non-renewal will result under any such policies as a result of the Investment, any Additional Sale or the other transactions contemplated by this Agreement or the Ancillary Agreements. Since April 17, 2001, none of the Company and its Subsidiaries has been denied insurance, nor has any prospective or actual carrier or underwriting board recommended or required material expenditures by the Company or any of its Subsidiaries in order to obtain insurance. Except as set forth on SCHEDULE 2.27, no notices of cancellation or indication of an intention not to renew any material insurance policy has been received by the Company or any of its Subsidiaries. SCHEDULE 2.27 sets forth a true and reasonably complete summary of all current and open or known claims relating to the Company and its Subsidiaries made under such policies.

     Section 2.28 SECURITIES LAW COMPLIANCE. Assuming the accuracy of the Investor's representations and warranties contained in Section 3.4, the offer, sale and issuance of the Purchased Stock, the Subordinated Debt and any Additional Subordinated Debt hereunder is in compliance with Section 4(2) of the Securities Act and is exempt from the registration and prospectus delivery requirements of the Securities Act and all applicable state securities laws. Neither the Company nor any agent of the Company has offered the Purchased Stock, the Subordinated Debt or the Additional Subordinated Debt by any form of general solicitation or general advertising, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     Section 2.29 STATE TAKEOVER STATUTES. No state takeover statutes are applicable to the Investment, any Additional Sale, this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

     Section 2.30 BROKERS. No broker, investment banker or other person (other than Friedman Billings Ramsey and Co. and Bear Stearns, the fees and expenses of which will be paid by the Company, as reflected in agreements between such firms and the Company, copies of which have been furnished to the Investor) is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 2.31 REPO FINANCING REPRESENTATIONS. At the Closing, each representation or warranty of the Company set forth in the definitive agreement governing the Repo Financing will be true and correct, subject to any qualifications contained in such representation or warranty.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

          The Investor represents and warrants to the Company as follows:

     Section 3.1 ORGANIZATION, STANDING AND POWER. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investor has the necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements.

     Section 3.2 AUTHORITY. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Investor has been duly and validly authorized by all necessary action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and the Ancillary Agreements at the Closing will have been duly executed and delivered by the Investor and (assuming the valid authorization, execution and delivery of this Agreement and the Ancillary Agreements by the Company and the enforceability of this Agreement and the Ancillary Agreements against the Company) this Agreement constitutes, and the Ancillary Agreements will from and after the Closing constitute, the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     Section 3.3 CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof will not, result in any violation of or default under
(i) the Investor's organization documents, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Investor or any of its controlled affiliates, (iii) any judgment, order or decree, or, except as specified in clause (z) of the next sentence, any statute, law, ordinance, rule or regulation applicable to the Investor or any of its controlled affiliates or any of their respective properties, assets or operations. No filing or registration with, or authorization, consent or approval of, any governmental entity is required by or with respect to the Investor or any of its controlled affiliates in connection with the execution and delivery of this Agreement or the Ancillary Agreements by the Investor or is necessary for the consummation of the Investment and the other transactions contemplated hereby and thereby, except (x) in connection, or in compliance, with the provisions of the Securities Act and the Exchange Act, (y) applicable requirements, if any, of state securities or "blue sky" laws and the NYSE and (z) such other consents, orders, authorizations, registrations, declarations and filings that have been obtained or made or the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to materially impair the ability of the Investor or its controlled affiliates to perform their respective obligations hereunder or under the Ancillary Agreements or prevent the consummation of any of the transactions contemplated hereby or thereby.

     Section 3.4 INVESTMENT INTENT. The Investor is purchasing the Purchased Stock and the Subordinated Debt for its own account and the Investor understands that none of the Purchased Stock and the Subordinated Debt have been registered under the Securities Act and may not be offered or sold by the Investor unless such securities are registered under the Securities Act or a valid exemption from such registration is available. The Investor is an "accredited investor" as defined in Rule 501 under the Securities Act. The Investor does not intend to distribute any of the Purchased Stock or the Subordinated Debt. The Investor's principal place of business is in New York, New York.

     Section 3.5 AVAILABILITY OF FUNDS. The Investor has available sufficient funds to make the delivery specified in Section 1.4(a) at the Closing and will have (or an Affiliate Purchaser will have) available sufficient funds to make the delivery specified in Section 1.6 at any Additional Closing.

     Section 3.6 ORGANIZATIONAL STRUCTURE. The Investor is an Affiliate of Brascan Corporation.

     Section 3.7 BROKERS. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor, except that Bear Stearns may be entitled to fees in connection with the Repo Financing or any commitment letter with respect thereto.

                                   ARTICLE IV
                                   CONDITIONS

     Section 4.1 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to effect the transactions contemplated hereby to be effected at the Closing shall be subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:

          (a) NO ORDER. No court or other Governmental Entity having jurisdiction over the Company or the Investor, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect and has the effect of (i) making the Investment (A) illegal, (B) likely to result in the Company losing its status as a real estate investment trust or (C) likely to result in additional limits, beyond those in effect as of the date of this Agreement, on the Company's ability to use, for tax purposes, its NOLs or (ii) otherwise restricting the Closing or any provision of this Agreement or of the Note Agreement.

          (b) APPROVALS. All consents, approvals, orders or authorizations of or registrations, declarations or filings with any Governmental Entity (collectively, "GOVERNMENTAL CONSENTS") that are disclosed in Section 2.3 (or
SCHEDULE 2.3 attached to the Company Letter), where the failure to obtain or make any such Governmental Consent could reasonably be expected to have the effect of making the Investment illegal or otherwise restricting the Closing or any provision of this Agreement or of the Note Agreement or to have a Material Adverse Effect on the Company, shall have been obtained or shall have been made, and shall be in full force and effect.

          (c) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity (i) challenging the Investment by the Investor, seeking to restrain or prohibit the consummation of the transactions contemplated hereby or seeking to obtain from the Company or any of its Subsidiaries any damages that are material in relation to the Company and its Subsidiaries, taken as a whole, or (ii) seeking to prohibit or limit the ownership or operation by the Company or its Subsidiaries of any material portion of the business or assets of the Company or any of its Subsidiaries or to compel the Company or any of its Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, as a result of the Investment or any of the other transactions contemplated hereby or by the Ancillary Agreements.

          (d) PERFORMANCE OF OBLIGATIONS. The Investor shall have performed in all material respects each of its respective agreements contained in this Agreement required to be performed at or prior to the Closing.

          (e) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Investor contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the date of the Closing as if made at and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the date of the Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date).

          (f) OFFICER'S CERTIFICATE. A certificate executed on behalf of the Investor by a senior executive of the Investor, to the effect that the conditions set forth in paragraphs (a), (b), (c), (d) and (e) above have been satisfied shall have been delivered to the Company.

          (g) PROCEEDS FROM REPO FINANCING. The Company shall have received the proceeds of the Repo Financing or such proceeds shall have been deposited into the Escrow.

     Section 4.2 CONDITIONS TO THE INVESTOR'S OBLIGATIONS. The obligation of the Investor to effect the transactions contemplated hereby to be effected at the Closing shall be subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

          (a) NO ORDER. No court or other Governmental Entity having jurisdiction over the Company or the Investor, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect and has the effect of (i) making the Investment (A) illegal, (B) likely to result in the Company losing its status as a real estate investment trust or (C) likely to result in additional limits, beyond those in effect as of the date of this Agreement on the Company's ability to use, for tax purposes, its NOLs or (ii) otherwise restricting the Closing or any provision of this Agreement or of the Note Agreement.

          (b) APPROVALS. All Governmental Consents, where the failure to obtain or make any such Governmental Consent could reasonably be expected to have the effect of making the Investment illegal or otherwise restricting the Closing or any provision of this Agreement or of the Note Agreement or to have a Material Adverse Effect on the Company, shall have been obtained or shall have been made, and shall be in full force and effect.

          (c) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, or before any Governmental Entity, (i) challenging the Investment by the Investor, seeking to restrain or prohibit the consummation of the transactions contemplated hereby or seeking to obtain from the Company or any of its Subsidiaries any damages that are material in relation to the Company and its Subsidiaries, taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company or its Subsidiaries of any material portion of the business or assets of the Company or any of its Subsidiaries or to compel the Company or any of its Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, as a result of the Investment or any of the other transactions contemplated hereby or by the Ancillary Agreements or (iii) seeking to impose limitations on the ability of the Investor to acquire or hold, or exercise full rights of ownership of, any shares of Common Stock, including the right to vote any Common Stock purchased by it on all matters properly presented to the shareholders of the Company, or to acquire or hold any Subordinated Debt or to enjoy any of the rights of a holder thereof.

          (d) PERFORMANCE OF OBLIGATIONS. The Company shall have performed in all material respects each of its respective agreements contained in this Agreement required to be performed at or prior to the Closing.

          (e) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the date of the Closing as if made at and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the date of the Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date).

          (f) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have occurred no change, event or development that (i) has had, or could reasonably be expected to have, a material adverse effect on the business, assets or properties, results of operations (in any one or more fiscal periods of the Company), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) has materially impaired or could reasonably be expected to materially impair the ability of the Company to perform its obligations hereunder or under any of the Ancillary Agreements or
(iii) has or could reasonably be expected to prevent the consummation of any of the transactions contemplated hereby or by any of the Ancillary Agreements.

          (g) NO DEFAULT UNDER SUBORDINATED DEBT. There shall not exist any condition or state of facts that would constitute a Default or Event of Default (as such terms are defined in the Note Agreement) under the Subordinated Debt.

          (h) CHIEF EXECUTIVE OFFICER. Mr. Blattman shall at the Closing be appointed a director and the Chief Executive Officer of the Company, and the Company shall have effected the other changes to the Company Board specified in Sections 1.5(d), 1.5(e), 1.5(g) and 5.1 to be effected at or prior to the Closing.

          (i) NYSE LISTING. The Purchased Stock shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (j) PROCEEDS FROM REPO FINANCING. The Company shall have received the proceeds of the Repo Financing or such proceeds shall have been deposited into the Escrow.

          (k) OFFICER'S CERTIFICATE. A certificate executed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in paragraphs (a), (b), (c), (d), (e), (f), (g), (i), (j) and (k) above have been satisfied shall have been delivered to the Investor.

          (l) DUE DILIGENCE. The Investor shall be satisfied, in its good faith discretion, with the results of the Investor's commercial, tax, accounting, financial and legal due diligence investigation of the Company, its controlled affiliates, the businesses, assets and investments of the Company and its controlled affiliates, the Company's NOLs and the validity and circumstances surrounding the impairment charge to be disclosed in the Company's quarterly report on Form 10-Q for the three months ended September 30, 2002 (the "DUE DILIGENCE CONDITION"); PROVIDED, HOWEVER, that this condition shall be deemed satisfied if, on or prior to December 4, 2002 (the "DUE DILIGENCE TERMINATION DATE"), the Investor has not notified the Company of its dissatisfaction with such results; provided, further, however, that if the notice referenced in the proviso to section 1.5(k)(i) is delivered to the Investor, then, if the Investor is unsatisfied in its absolute discretion with any of the qualifications set forth therein, the Due Diligence Condition shall be deemed to have failed upon notice to such effect of the Investor to the Company delivered on or prior to the Due Diligence Termination Date.

     Section 4.3 CONDITIONS TO ADDITIONAL SALE. The obligation of the Investor to effect an Additional Sale shall be subject to the fulfillment (or waiver by the Investor) at or prior to the related Additional Closing of each of the following conditions:

          (a) NO ORDER. No court or other Governmental Entity having jurisdiction over the Company or the Investor, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect and has the effect of making such Additional Sale illegal or otherwise restricting such Additional Sale or any provision of the Note Agreement.

          (b) APPROVALS. All Governmental Consents, where the failure to obtain or make any such Governmental Consent could reasonably be expected to have the effect of making the Additional Sale illegal or otherwise restricting such Additional Sale or any provision of the Note Agreement or to have a Material Adverse Effect on the Company, shall have been obtained or shall have been made, and shall be in full force and effect.

          (c) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, or before any Governmental Entity, (i) challenging the acquisition by the Investor of any Additional Subordinated Debt, seeking to restrain or prohibit the consummation of such Additional Sale or seeking to obtain from the Company or any of its Subsidiaries any damages that are material in relation to the Company and its Subsidiaries, taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company or its Subsidiaries of any material portion of the business or assets of the Company or any of its Subsidiaries or to compel the Company or any of its Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, as a result of the Investment, the Additional Sale or any of the other transactions contemplated hereby or by the Ancillary Agreements, (iii) seeking to impose limitations on the ability of the Investor to acquire or hold any Subordinated Debt or to enjoy any of the rights of a holder thereof or (iv) challenging the lawfulness or validity of the Investment.

          (d) PERFORMANCE OF OBLIGATIONS. The Company shall have performed in all material respects each of its respective agreements contained in this Agreement or in any of the Ancillary Agreements required to be performed at or prior to such Additional Sale.

          (e) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have occurred no change, event or development that (i) has had, or could reasonably be expected to have, a material adverse effect on the business, assets or properties, results of operations (in any one or more fiscal periods of the Company), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) has materially impaired or could reasonably be expected to materially impair the ability of the Company to perform its obligations hereunder or under any of the Ancillary Agreements or
(iii) has or could reasonably be expected to prevent the consummation of any of the transactions contemplated hereby or by any of the Ancillary Agreements.

          (f) NO DEFAULT UNDER SUBORDINATED DEBT. There shall not exist any condition or state of facts that would constitute a Default or Event of Default (as such terms are defined in the Note Agreement) under the Subordinated Debt.

          (g) OFFICER'S CERTIFICATE. A certificate executed on behalf of the Company by a senior executive of the Company to the effect that the conditions set forth in paragraphs (a), (b), (c), (d), (e) and (f) above have been satisfied shall have been delivered to the Investor.

          (h) EXPENSES. The amount referred to in Section 7.2(b) shall have been paid by the Company to the Investor in same-day funds.

          (i) CHIEF EXECUTIVE OFFICER. Mr. Blattman shall at such Additional Closing be the Chief Executive Officer of the Company, or the Company Board shall have appointed another person, reasonably satisfactory to the Investor, as Chief Executive Officer of the Company.

          (j) INTEREST TREATED AS PORTFOLIO INTEREST. An opinion of tax counsel to the Company, satisfactory to the Investor, shall have been delivered to the Investor either at the Closing or at the Additional Closing (the "ADDITIONAL SUBORDINATED DEBT TAX OPINION") substantially to the effect that interest paid on the Additional Subordinated Debt to be issued at the Additional Closing shall be treated as portfolio interest within the meaning of Sections 871(h)(2) and 881(c)(2) of the Code, subject to the exceptions for interest paid to certain holders set forth in Sections 871(h)(3) and 881(c)(3) of the Code.

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

     Section 5.1    BOARD COMPOSITION.  The Company shall:

          (a)       cause (including by amending its by-laws), at the Closing,
(i) the Company Board to have nine members, including three vacancies (through resignations from the Board, increasing the number of members of the Board or otherwise), (ii) such vacant seats to be filled by Messrs. Barry Blattman and two individuals that are mutually acceptable to the Company and the Investor,
(iii) Mr. Blattman to be appointed as the Company's Chief Executive Officer and Chairman of the Board, (iv) the resignations and terminations set forth in
Section 1.5(d) to be effective and (v) the compensation committee of the Company Board to have three members consisting of individuals that are mutually acceptable to the Company and the Investor;

          (b) cause two individuals that are mutually acceptable to the Company and the Investor to be nominated for election to the Company Board at the Company's annual meeting of shareholders to be held in the spring of 2003;

          (c) for so long as the Investor and its Affiliates beneficially own, in the aggregate, 5% or more of the outstanding shares of Common Stock, cause at least one Investor Nominee (as defined hereinafter) to serve on the Company Board (whether through election or appointment);

          (d) for so long as the Investor and its Affiliates beneficially own, in the aggregate, 8% or more of the outstanding shares of Common Stock, cause at least two Approved Nominees (as defined hereinafter) to serve on the Company Board (whether through election or appointment); and

          (e) cause, as soon as practicable after the Company's annual meeting of shareholders in the spring of 2003, the nominating committee of the Company Board to have three members, consisting of individuals that are mutually acceptable to the Company and the Investor, and the audit committee of the Company Board to have three members, consisting of individuals that are mutually acceptable to the Company.

PROVIDED, HOWEVER, that the Company shall not be in breach of this Section 5.1 solely as a result of (i) the failure of the Company's shareholders to vote for any Investor Nominee or Approved Nominee in any election of directors or (ii) the resignation or removal of an Investor Nominee or Approved Nominee from the Company Board, if, in either case, the Company uses its best efforts to replace such Investor Nominee or Approved Nominee on the Company Board with a replacement Investor Nominee or Approved Nominee, as applicable, as soon as practicable after such failure, resignation or removal. An "INVESTOR NOMINEE" means any person whom the Investor has specified as a nominee to the Company Board by notice to the Company; provided that Mr. Blattman shall be deemed to be an Investor Nominee for so long as he is a member of the Company Board. An "APPROVED NOMINEE" means any nominee, other than an Investor Nominee, to the Company Board prior written notice of whom is given to the Investor and with respect to whom the Investor has not, within 20 Business Days after receiving such notice, given written notice to the Company to the effect that the Investor does not approve of such proposed nominee. The individuals referenced in Section 5.2(b) shall be deemed to be the Approved Nominees until the Investor gives notice to the contrary to the Company.

     Section 5.2 MAINTENANCE FEE. In connection with arranging the Repo Financing, the Company shall pay the Investor a maintenance fee of $375,000 on the last Business Day of every

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

three-month period beginning on the last Business Day of the three-month period immediately following the Closing and ending on the last Business Day of the three-month period that ends on the third anniversary of the Closing. Each such payment shall be in same-day funds, by wire transfer pursuant to instructions provided by the Investor to the Company.

     Section 5.3 CONDUCT OF BUSINESS. From the date of this Agreement through the Closing, the Company shall maintain its existence and carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, shall use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with its customers, suppliers, licensors, lessors, third-party payors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the time of the Closing. Except as otherwise expressly contemplated by this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Investor:

            (i) adopt any amendment to its articles or certificate of incorporation or by-laws or other comparable organizational documents;

            (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Common Stock upon the exercise of employee stock options pursuant to the Company Stock Plans in accordance with their terms;

            (iii) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such, other than dividends and other distributions by Subsidiaries to the Company or its Subsidiaries, dividends in an amount that is no greater than the Company's "real estate investment taxable income" (as such term is defined in the Code), without regard to any net capital gains or the deduction for dividends paid, and annual dividends, in an aggregate amount of no more than $100,000, paid to certain minority equity holders of CBO REIT, Inc. and CCR1, Inc., and the regular accrual of dividends on the Preferred Stock,
                    (y) other than in the case of any wholly-owned Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its non-wholly-owned Subsidiaries or any other debt or equity securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (iv) (A) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets or properties of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof for a price in excess of $500,000 or (y) any assets or properties that are, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice (including securities purchased by CRIIMI MAE Securities Trading Co.) or (B) other than by CRIIMI MAE Services Limited Partnership in the ordinary course of business consistent with past practice, make any capital contributions to, or other investments in, any person that is not a Subsidiary of the Company (other than additional capital contributions or investments not in excess of $500,000 in the aggregate that are in respect of investments of the Company held as of the date hereof);

            (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its assets, other than in the ordinary course of business consistent with past practice;

            (vi) other than by CRIIMI MAE Services Limited Partnership and its general and limited partner in the ordinary course of business consistent with past practice, incur or assume any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities (other than to Bear Stearns pursuant to the Repo Financing, the Investor or any Affiliate Purchaser) or warrants or other rights to acquire any debt securities, guarantee or otherwise support any debt securities or make any loans or advances to any other person, or enter into any arrangement having the economic effect of any of the foregoing, other than short-term indebtedness in a maximum aggregate principal amount not exceeding $1,000,000;

            (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any non-wholly-owned Subsidiary;

            (viii) change or modify the accounting methods, principles or practices used by it (other than changes or modifications required to be made by changes in GAAP);

            (ix)    make or agree to make any capital expenditure, other than
                    (x) maintenance capital expenditures in the ordinary course of business consistent with past practice or (y) in an amount not greater than $500,000 individually or $1,000,000 in the aggregate;

            (x) settle or compromise any liability for Taxes or any suit, proceeding or claim or threatened suit, proceeding or claim in an amount not covered by insurance in excess of $250,000 individually or $500,000 in the aggregate;

            (xi) make any material tax election increasing its liability for Taxes or which is not, in the opinion of counsel, more likely than not permitted to be made;

            (xii) make any material amendment to, or waive any material provision of, any Contract, other than in the ordinary course of business consistent with past practice or in connection with the transactions contemplated hereby;

            (xiii) violate or fail to perform any material obligation or duty imposed upon it by any Law;

            (xiv) take or agree to take any action that would reasonably be expected to cause any representation or warranty of the Company set forth in this Agreement not to be true and correct in any material respect or result in any of the conditions set forth in this Section 4.1 not being satisfied as contemplated by this Agreement; or

            (xv) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 5.4    NON-SOLICITATION.

          (a) From and after the date of this Agreement and until the Closing, the Company shall not, nor shall it permit any of its Affiliates to, nor shall it authorize or permit any officer, director or employee of the Company or any of its Affiliates or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Affiliates to, directly or indirectly, (i) accept, respond to (except to indicate that no response will be made), solicit, initiate, knowingly encourage or otherwise knowingly facilitate any inquires regarding or the making of any Competing Proposal (as defined hereinafter), (ii) enter into any agreement with respect to any Competing Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information or data with respect to, or otherwise knowingly facilitate any effort or attempt to make or implement, any Competing Proposal; PROVIDED, HOWEVER, that, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, the Company may, in response to unsolicited requests therefor (including from any party with whom the Company has conducted heretofore any discussions or negotiations with respect to any Competing Proposal), participate in discussions or negotiations with, or furnish information pursuant to an appropriate confidentiality agreement (which is at least as protective of the confidentiality of such information as the Confidentiality Agreement dated October 22, 2002, among the Investor, the Company and CRIIMI MAE Services Limited Partnership (the "CONFIDENTIALITY AGREEMENT")) to, any person. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any investment banker, attorney, accountant or other advisor or representative of the Company or any Affiliate of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of such sentence by the Company. A "COMPETING PROPOSAL" means any proposal (including, without limitation, any proposal or offer to shareholders of the Company), other than a proposal by the Investor or any of its Affiliates, for a merger, reorganization, consolidation, share exchange, business combination, major financing, major refinancing or material changes in the terms of existing debt involving the Company or any of its controlled affiliates, or the purchase of 5% or more of the equity securities of the Company or of any of its controlled affiliates, the purchase of significant assets of the Company or a controlled affiliate of the Company, or any similar transaction. The Company shall cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any Competing Proposal.

          (b) Prior to the termination of this Agreement, neither the Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Investor, any approval of the Board or any such committee of this Agreement or (ii) approve, or propose to approve, any Competing Proposal.

          (c) The Company shall take all necessary steps to promptly inform the individuals or entities referred to in the first sentence of paragraph (a) of this Section 5.4 of the obligations undertaken in this Section. The Company shall immediately notify the Investor if any inquiries, proposals or offers are received by, any information or data is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, its Affiliates or any of their representatives with respect to or which could lead to any Competing Proposal indicating, in connection with such notice, the name of such person and the terms and conditions of any proposals or offers and shall furnish to the Investor a copy of any written proposal or offer and thereafter shall keep the Investor informed, on a current basis, of the status and terms of any such proposals, discussions or offers. The Company shall also promptly request that each person who has heretofore executed a confidentiality agreement in connection with its consideration of any Competing Proposal return all confidential information heretofore furnished to such person by or on behalf of the Company or any of its Affiliates.

                                   ARTICLE VI
                                 INDEMNIFICATION

     Section 6.1 INDEMNIFICATION. Subject to the limitations set forth in this Article VI, the Company shall indemnify, defend and hold harmless the Investor, its managers, partners, officers, employees and Affiliates (collectively, the "INVESTOR INDEMNIFIED PARTIES") from and against any and all losses, costs, damages, liabilities, obligations, impositions, inspections, assessments, fines, deficiencies and expenses (collectively, "DAMAGES") resulting from, in connection with or arising out of (i) any inaccuracy in any representation or warranty of the Company contained in this Agreement or any Ancillary Agreement or in any exhibit, schedule, certificate or instrument attached or delivered pursuant hereto or thereto or (ii) any breach or default after the Closing of any of the covenants or agreements given or made by the Company in this Agreement or any Ancillary Agreement, other than the Note Agreement (including any exhibit attached thereto), or in any exhibit, schedule, certificate or instrument attached or delivered pursuant hereto or thereto, or (iii) any lawsuit, claim, action or proceeding by or on behalf of the shareholders of the Company

(including any derivative claim) arising out of or related to the Investment, any Additional Sale or the Repo Financing or any provision of this Agreement, unless the Damages resulting from, in connection with or arising out of such lawsuit, claim, action or proceeding are determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct of such Investor Indemnified Party; PROVIDED, HOWEVER, that any claim by any Investor Indemnified Party under (i) or (ii) above shall be made before June 30, 2004, except for a claim relating to a breach by the Company of the representations and warranties contained in Section 2.8, which shall be made prior to the expiration of the applicable statutory of limitations set forth in the Code. In determining the amount of any Damage for which the Buyers may seek indemnification under this Section 6.1, any materiality standard contained in a representation, warranty or covenant of the Seller Parties shall be disregarded.

     Section 6.2 DAMAGES THRESHOLD; CAP. With respect to any claim by an Investor Indemnified Party for indemnification under this Article VI, such Investor Indemnified Party may not seek indemnification with respect to any claim for Damages until the sum of all Damages for which such Investor Indemnified Party is entitled to indemnification under this Article VI equals or exceeds 5% of the Stock Purchase Price, whereupon such Investor Indemnified Party shall be entitled to seek indemnification with respect to all Damages up to but not in excess of, in the aggregate, $7,000,000.

     Section 6.3 INDEMNIFICATION PROCEDURES. In the event an Investor Indemnified Party should have a claim against the Company under this Article VI, such Investor Indemnified Party shall deliver notice of such claim (which claim shall be described with reasonable specificity in such notice) with reasonable promptness to the Company. The failure by such Investor Indemnified Party to so notify the Company shall not relieve the Company from any liability which it may have to such Investor Indemnified Party under this Article VI, except to the extent that the Company demonstrates that it has been actually prejudiced by such failure. Subject to Section 6.2, if the Company does not notify such Investor Indemnified Party within 30 calendar days following delivery of such notice that the Company disputes its liability to such Investor Indemnified Party under this Article VI, such claim specified by such Investor Indemnified Party in such notice shall conclusively be deemed a liability of the Company under this Article VI and the Company shall pay in same-day funds the amount of such liability to such Investor Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Company has timely disputed its liability with respect to such claim, as provided above, such Investor Indemnified Party and the Company shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction subject to Section 8.4; PROVIDED, HOWEVER, that no Investor Nominee or Approved Nominee shall participate in the resolution of such dispute on behalf of the Company.

     Section 6.4 THIRD-PARTY CLAIMS. In the event that an Investor Indemnified Party becomes aware of a third-party claim which such Investor Indemnified Party believes may result in a demand pursuant to this Article VI, such Investor Indemnified Party shall promptly notify the Company of such claim, and the Company shall be entitled, at the Company's sole expense, to assume the defense of such claim; PROVIDED, HOWEVER, that (i) such claim is solely for money damages (or if equitable or injunctive relief is sought with respect to the Investor Indemnified

Party, such relief, if obtained, would not have a material adverse effect on the business, assets, operations, prospects or reputation of such Investor Indemnified Party), (ii) the Company acknowledges in writing its obligation to indemnify, defend and hold harmless all the Investor Indemnified Parties against such claim pursuant to this Article VI, (iii) such Investor Indemnified Party shall be entitled to participate in such defense and (iv) the Company shall not settle such claim without the consent of such Indemnified Party (which consent shall not be unreasonably withheld) unless such settlement entails no payment of any kind by such Indemnified Investor Party and provides for the complete release from all liabilities and claims of any kind of such Indemnified Investor Party from such claim and the circumstances giving rise to such claim, provided further, however, that if the Company is not entitled to assume the defense of such claim pursuant to this sentence, then the Company may participate, at the Company's sole expense, in such defense. In the event that the Company has proposed any such settlement, the Company shall not have any power or authority to object under any provision of this Article VI to the amount of any claim by the Investor for indemnity with respect to such settlement.

     Section 6.5 TAX TREATMENT OF INDEMNITY PAYMENTS. Any indemnity payments made hereunder by the Company to an Investor Indemnified Party shall be treated by the parties for all federal, state and local income tax purposes as an adjustment to the purchase price first of the Purchased Stock, and then of the Subordinated Debt, and not as dividend or other form of income payment from the Company to the Investor Indemnified Party.

                                   ARTICLE VII
                               FURTHER AGREEMENTS

     Section 7.1 PUBLIC ANNOUNCEMENTS. The Investor and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement or the Ancillary Agreements, and shall not issue any such press release or make any such public statement prior to reaching mutual agreement on the language of such press release or such public statement, except as may otherwise be required by applicable law, regulation or stock exchange rule.

     Section 7.2    FEES AND EXPENSES.

          (a) At the Closing, the Company shall reimburse the Investor in same-day funds for all fees and expenses incurred by the Investor or any of its Affiliates in connection with this Agreement and the Investment, the Ancillary Agreements and the transactions contemplated hereby and thereby, including all fees and reasonable expenses of counsel, investment or commercial banking firms (including any commitment fees, so long as the payment of such commitment fees was previously approved by the Company), due diligence consultants and accountants of the Investor and its Affiliates (collectively, "EXPENSES"); PROVIDED, HOWEVER, that the aggregate amount of Expenses for the purposes of this Section 7.2(a) shall not exceed $1,000,000.

          (b) At each Additional Closing, if any, the Company shall promptly reimburse the Investor in same-day funds for all Expenses incurred by the Investor or any of its Affiliates in connection with the consummation of the transactions that occur at such Additional Closing; PROVIDED, HOWEVER, that the aggregate amount of Expenses in connection with each such Additional Closing shall not exceed $2,000 ($25,000 if the Additional Subordinated Debt Tax Opinion is delivered at such Additional Closing).

          (c) If this Agreement terminates for any reason, the Company shall promptly reimburse the Investor in same-day funds for all Expenses; PROVIDED, HOWEVER, that the aggregate amount of Expenses for the purposes of this Section 7.2(c) shall not exceed $1,000,000.

          (d)       If this Agreement is terminated by the Company pursuant to
Section 8.1(e) (a "SUPERIOR PROPOSAL TERMINATION"), then, immediately prior to such Superior Proposal Termination, the Company shall pay the Investor a termination fee of $7,000,000 (the "TERMINATION FEE"). Any amount payable pursuant to this Section 7.2(d) shall be in same-day funds and shall be in addition to any amount payable pursuant to Section 7.2(c).

          (e)       If this Agreement is terminated by the Investor pursuant to
Section 8.1(b) (a "BREACH TERMINATION"), then, upon the acceptance, approval or authorization by the Company of any Competing Proposal before the first anniversary of such Breach Termination, the Company shall, on the date of such acceptance, approval or authorization, pay the Investor (i) if the breach by the Company which gave rise to such Breach Termination was the willful breach of
Section 7.3 or if the Company, prior to such Breach Termination but after the date hereof, received a Competing Proposal that is comparable or more favorable to the Company than the transactions contemplated by this Agreement, $7,000,000 or (ii) in any other case, $2,500,000. Any amount payable pursuant to this
Section 7.2(e) shall be in same-day funds and shall be in addition to any amount payable pursuant to Section 7.2(c).

          (f) The Company acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Investor would not enter into this Agreement; accordingly, if the Company fails to pay promptly any amount due pursuant to this Section 7.2 and, in order to obtain such payment, the Investor or any of its Affiliates commences a suit that results in a judgment against the Company for any such amount, the Company shall also pay to the Investor or such Affiliate their costs and expenses (including attorney's fees) in connection with such suit, together with interest on the amount of the fee at the base rate of Citibank, N.A. from the date such payment was due under this Section 7.2.

     Section 7.3 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each party shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective in the most expeditious manner practicable the Investment, any Additional Sale and the other transactions contemplated hereby and by the Ancillary Agreements including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, brought against such party challenging this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement, (iv) the negotiating in good faith of the Notes Agreement and

(v) the obtaining of the Repo Financing (including, if the Repo Financing cannot be obtained from Bear Stearns, the obtaining of the Repo Financing from an alternative source). The parties will use all reasonable efforts to obtain, or cause to be obtained, all necessary consents, approvals or waivers from third parties to the Investment or any Additional Sale or any other transaction contemplated by this Agreement or the Ancillary Agreements that does not occur at the Closing.

     Section 7.4 INVESTOR ACCESS. The Company shall, and shall cause its controlled affiliates to, provide the Investor and its Affiliates and their respective representatives full and free access, at reasonable times and upon reasonable notice, to their properties, personnel, contracts, books, records and any other document or information that they may request, including all correspondence with Governmental Entities and all documents in or regarding any litigation or regulatory proceeding to which the Company is subject (collectively, "DUE DILIGENCE MATERIALS").

     Section 7.5 UPDATES TO COMPANY LETTER. At any time prior to the second Business Day prior to the Due Diligence Termination Date, the Company may by notice to the Investor supplement or amend the Company Letter as may be needed to correct any information in the Company Letter or to add additional information, in the form of additional specific items, to the Company Letter. The Company Letter as so supplemented or amended shall be deemed to have been delivered to the Investor as of the date hereof.

                                  ARTICLE VIII
                                     GENERAL

     Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a)       by mutual written consent of the Investor and the Company;

          (b) by either the Investor or the Company if there has been (i) a material breach of the representations or warranties on the part of the other set forth in this Agreement that would give rise to the failure of a condition set forth in Section 4.2(e) with respect to the Company or Section 4.1(e) with respect to the Investor, respectively, or (ii) a material breach of the covenants or agreements on the part of the other set forth in this Agreement, in each case which breach has not been cured within 10 business days following receipt by the breaching party of notice of such breach from the nonbreaching party;

          (c) by either the Investor or the Company if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Closing shall have become final and non-appealable;

          (d) by either the Investor or the Company if the Closing shall not have been consummated before January 15, 2003, unless the failure to consummate the Closing is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; PROVIDED, HOWEVER, that the Company shall not be entitled to terminate this Agreement under this Section 8.1(d) until March 15, 2003 if the failure of the Closing to have been consummated before January 15, 2003 resulted from the failure of any of the conditions set forth in Section

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

4.2(c), (d), (e) or (f) to have been satisfied or waived by the Investor, unless such conditions are incapable of being satisfied by March 15, 2003;

          (e) by the Investor or, if but only if the Company has paid the Termination Fee and Expenses to the Investor pursuant to Section 7.2(c) and 7.2(d), by the Company if the Company Board shall accept, approve or authorize a Superior Proposal; PROVIDED, HOWEVER, that the Company shall not terminate this Agreement pursuant to this Section 8.1(e) unless the terms of such Superior Proposal were communicated by the Company to the Investor in writing and, within five Business Days of such communication, the Investor has not proposed in writing to the Company to revise the terms of this Agreement such that this Agreement, as so revised, would be, in the reasonable good faith judgment of the Company Board (after consultation with independent financial advisors), at least as favorable to the Company and its shareholders, from a financial point of view, as such Superior Proposal. For all purposes of this Agreement, "SUPERIOR PROPOSAL" means a bona fide written Competing Proposal made by a third party, which proposal a majority of the disinterested members of the Company Board determines in their good faith judgment (based on the opinion, with only customary qualifications, of independent financial advisors that the per share value of the consideration provided for in such proposal exceeds the per share value of the transactions contemplated by this Agreement) to be more favorable to the Company and its shareholders than the transactions contemplated by this Agreement, for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such disinterested members (based on the advice of independent financial advisors), is reasonably capable of being financed by such third party, and which is reasonably capable of being consummated without undue delay; or

          (f) by the Investor or the Company, at any time after December 4, 2002, if the Due Diligence Condition is not satisfied.

          In the event of termination of this Agreement by either the Investor or the Company, as provided in this Section 8.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Investor or the Company, or their respective officers, directors, managers, members or partners, except for under Sections 2.30 (Brokers), 3.7 (Brokers),
Article VI, Section 7.2 (Fees and Expenses), this Section 8.1 and the other sections of Article VIII (all of which shall survive the termination, provided that after such termination the Investor shall have no right of indemnity pursuant th Article VI in connection with the breach of any representation or warranty that does not survive such termination).

     Section 8.2 NOTICE. Whenever any notice is required to be given hereunder, such notice shall be deemed given only when such notice is in writing and is delivered by messenger or courier or, if sent by fax, when received. All notices, requests and other communications hereunder shall be delivered by courier or messenger or shall be sent by facsimile to the following addresses:

            (i)     If to the Investor, at the following address:

                        Brascan Real Estate Financial Investments LLC One Liberty Plaza
                        New York, New York 10006
                        Facsimile: (212) 417-7292
                        Attention: Barry Blattman, Managing Partner with a copy by facsimile or messenger or courier to:

                        Sidley Austin Brown & Wood LLP
                        787 Seventh Avenue
                        New York, New York 10019
                        Facsimile: (212) 839-5599
                        Attention: Scott M. Freeman

            (ii)    If to the Company, at the following address:

                        CRIIMI MAE Inc.
                        11200 Rockville Pike
                        Rockville, Maryland  20852
                        Facsimile: (301) 255-0620
                        Attention: David B. Iannarone

with a copy by facsimile or messenger or courier to:

                        Venable, Baetjer, Howard & Civiletti, LLP
                        1201 New York Ave., N.W.
                        Suite 1000
                        Washington D. C.  20005
                        Facsimile: (202) 962-8300
                        Attention: Arthur E. Cirulnick

or to such other respective addresses as may be designated by notice given in accordance with this Section 8.2.

     Section 8.3 COMPLETE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Ancillary Agreements, the Confidentiality Agreement and the Company Letter constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith, including the LOI, which shall be deemed terminated and of no further force or effect. This Agreement, other than Article VI, is not intended to confer upon any person other than the Company and the Investor any rights or remedies hereunder.

     Section 8.4 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THE INVESTOR AND THE COMPANY HEREBY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR TO DETERMINE THE RIGHTS OF ANY PARTY HERETO.

     Section 8.5 NO ASSIGNMENT. This agreement may be assigned by the Investor without the consent of the Company to Brascan Real Estate Financial Partners LLC or a controlled affiliate thereof, any of whom may effect an Additional Sale in the place and stead of the Investor on the terms provided herein. Subject to the foregoing, neither this Agreement nor any rights or obligations under it are assignable by either party without the written consent of the other party.

     Section 8.6 HEADINGS. The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

     Section 8.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties in separate counterparts. All such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

     Section 8.8 INTERPRETATION. The word "including", when used herein, shall be deemed to mean "including, without limiting the generality of the foregoing". When a reference is made in this Agreement to an Article, a Section, a Schedule or an Exhibit, such reference shall be to an article of this Agreement, a section of this Agreement a schedule attached to this Agreement or an Exhibit attached to this Agreement, respectively, unless otherwise indicated.

     Section 8.9 REMEDIES; WAIVER. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right. Notwithstanding any other provision of this Agreement, it is understood and agreed that remedies at law would be inadequate in the case of any breach of the covenants contained in this Agreement. On or after December 4, 2002, the Company and the Investor shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants by the other party. The parties agree that the Investor's remedies for any breach by the Company of this Agreement are limited to the amounts specified in Article VI or Section 7.2, as applicable, and as provided in the previous sentence.

     Section 8.10 SEVERABILITY. Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render illegal or unenforceable such provisions in any other jurisdiction. The Company and the Investor shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

     Section 8.11 AMENDMENT; WAIVER. This Agreement may be amended only by agreement in writing of both parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

          IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be signed by their respective offers thereunto duly authorized all as of the date first written above.


                                        BRASCAN REAL ESTATE FINANCIAL
                                             INVESTMENTS LLC

                                        By: BRASCAN REAL ESTATE
                                             FINANCIAL PARTNERS LLC,
                                             its Managing Member


                                        By: /s/ Barry Blattman
                                           -------------------------------------
                                             Name:  Barry Blattman
                                             Title:  President

                                        CRIIMI MAE INC.



                                        By: /s/ William B. Dockser
                                           -------------------------------------
                                             Name: William B. Dockser
                                             Title: Chairman

                             INDEX OF DEFINED TERMS

15% Subordinated Debt......................................Recitals
Additional Closing......................................Section 1.6
Additional Sale.........................................Section 1.6
Additional Subordinated Debt...............................Recitals
Additional Subordinated Debt Note....................Section 1.5(m)
Additional Subordinated Debt Tax Opinion.............Section 4.3(j)
Affiliate...............................................Section 1.6
Affiliate Purchaser.....................................Section 1.6
Agreement..............................................Introduction
Ancillary Agreements.......................................Recitals
Approved Nominee.....................................Section 5.1(e)
Audited Company Financial Statements....................Section 2.5
Bear Stearns...............................................Recitals
Breach Termination...................................Section 7.2(e)
Business Day............................................Section 1.3
Business Entity......................................Section 2.4(a)
Capital Stock........................................Section 2.2(a)
Closing ................................................Section 1.3
CMSLP...............................................Section 2.13(b)
Code.................................................Section 2.8(c)
Common Stock............................................Section 1.1
Company................................................Introduction
Company Articles.....................................Section 2.1(b)
Company Authorizations..............................Section 2.14(a)
Company Balance Sheet...................................Section 2.5
Company Balance Sheet Date..............................Section 2.5
Company Board..............................................Recitals
Company Business Entity..............................Section 2.4(a)
Company Contracts...................................Section 2.13(a)
Company Employee Benefit Plans......................Section 2.17(a)
Company Financial Statements............................Section 2.5
Company Intellectual Property.......................Section 2.11(a)
Company Investments....................................Section 2.20
Company Letter..............................Article II Introduction
Company SEC Reports....................................Section 2.22
Competing Proposal...................................Section 5.4(a)
Confidentiality Agreement............................Section 5.4(a)
Contracts...........................................Section 2.13(a)
Damages.................................................Section 6.1
Due Diligence Condition..............................Section 4.2(l)
Due Diligence Materials.................................Section 7.4
Due Diligence Termination Date.......................Section 4.2(l)
Environmental Authorizations........................Section 2.18(e)
Environmental Law...................................Section 2.18(a)

                             INDEX OF DEFINED TERMS
                                   (continued)

ERISA...............................................Section 2.17(a)
ERISA Affiliate.....................................Section 2.17(a)
Escrow...............................................Section 1.7(b)
Escrow Agent.........................................Section 1.7(b)
Escrow Agreement.....................................Section 1.7(b)
Escrow Closing.......................................Section 1.7(a)
Exchange Act............................................Section 2.3
Existing Company Notes...............................Section 1.5(c)
Existing Repurchase Agreement........................Section 1.5(c)
Expenses.............................................Section 7.2(a)
GAAP....................................................Section 2.5
Governmental Consents................................Section 4.1(b)
Governmental Entity.....................................Section 2.3
Investment.................................................Recitals
Investor...............................................Introduction
Investor Indemnified Parties............................Section 6.1
Investor Nominee.....................................Section 5.1(e)
Knowledge of the Company.............................Section 2.2(c)
Law.....................................................Section 2.3
Liens................................................Section 2.2(b)
Material Adverse Effect..............................Section 2.1(a)
Material Leases.....................................Section 2.12(a)
Materials of Environmental Concern..................Section 2.18(b)
NOLs.................................................Section 2.8(i)
Non-Competition Agreement..................................Recitals
Note Agreement.............................................Recitals
Notice Provisions....................................Section 1.7(a)
NYSE....................................................Section 1.1
Option Notice...........................................Section 1.6
Option Principal Amount.................................Section 1.6
Ordinary Course of Business.............................Section 2.7
ORIX.................................................Section 1.5(c)
ORIX Notice..........................................Section 1.7(b)
ORIX Redemption......................................Section 1.7(a)
Person..............................................Section 2.11(a)
Preferred Stock......................................Section 2.2(a)
Purchased Stock.........................................Section 1.1
QRS.............................................Section 1.5(k)(iii)
Registration Rights Agreement..............................Recitals
REIT.................................................Section 1.5(k)
Related Person.........................................Section 2.23
Repo Financing.............................................Recitals
SEC.....................................................Section 2.5
Securities Act.......................................Section 2.1(a)
Series B Preferred Stock.............................Section 2.2(a)
Series F Preferred Stock.............................Section 2.2(a)

                             INDEX OF DEFINED TERMS
                                   (continued)

Series G Preferred Stock.............................Section 2.2(a)
Series H Preferred Stock.............................Section 2.2(a)
State Authority.....................................Section 2.14(a)
Stock Purchase Price....................................Section 1.1
Subordinated Debt..........................................Recitals
Subsidiary...........................................Section 2.1(a)
Superior Proposal....................................Section 8.1(e)
Superior Proposal Termination........................Section 7.2(d)
Taxes................................................Section 2.8(a)
Tax Return...........................................Section 2.8(a)
Termination Fee......................................Section 7.2(d)
Treasury Regulations.................................Section 2.8(e)

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